EXHIBIT 8

ADVANCED SEMICONDUCTOR ENGINEERING, INC.

LIST OF SUBSIDIARIES

A.	ASE Holding Limited, a corporation organized under the laws of Bermuda, and its subsidiaries:

(1) ASEP Realty Corporation, a corporation organized under the laws of the Philippines;

(2) ASE Electronics (Philippines) Inc., a corporation organized under the laws of the Philippines; and

(3) ASE Investment (Labuan) Inc., a holding company organized under the laws of Malaysia, and its wholly- owned subsidiary, ASE (Korea) Inc., a corporation organized under the laws of Korea.

B.	ASE Marketing Services Ltd., a corporation organized under the laws of Hong Kong.

C.	ASE Marketing and Service Japan Co., Ltd., a corporation organized under the laws of Japan.

D.	Ming Jie Technologies, Inc., a corporation organized under the laws of the Republic of China (in the process of being liquidated).

E.	ASE Network Inc., a corporation organized under the laws of the Republic of China.

F.	Omniquest Industrial Limited, a corporation organized under the laws of the British Virgin Islands, and its wholly-owned subsidiaries:

(1) ASE (Shanghai) Ltd., a corporation organized under the laws of the People's Republic of China, and its subsidiary, Shanghai Ding Hui Real Estate Development Co., Ltd., a corporation organized under the laws of the People’s Republic of China; and

(2) ASE Hi-Tech (Shanghai) Inc., a corporation organized under the laws of the People’s Republic of China.

G.	Innosource Limited, a corporation organized under the laws of the British Virgin Islands, and its subsidiaries:

(1) ASE (KunShan) Inc., a corporation organized under the laws of the People's Republic of China; and

(2) ASE Module (Shanghai) Inc., a corporation organized under the laws of the People's Republic of China.

H.	ASE Technologies, Inc., a corporation organized under the laws of the Republic of China. (in the process of being liquidated)

I.	J&R Holding Limited, a corporation organized under the laws of Bermuda, and its subsidiaries:

	(1)	ASE Test Limited, a corporation organized under the laws of Singapore, which has one 99.99%-owned and three wholly-owned subsidiaries:

		(a)	ASE Test, Inc., a corporation organized under the laws of the Republic of China (99.99%- owned by ASE Test Limited);

		(b)	ASE Test Holdings, Ltd., a corporation organized under the laws of Cayman Islands and its wholly-owned subsidiary, ISE Labs, Inc., a corporation organized under the laws of the state of California, U.S.A. and its subsidiary, ASE Singapore Pte Ltd, a corporation organized under the laws of Singapore;

(c) ASE Test Finance Limited, a corporation organized under the laws of Mauritius; and

(d) ASE Holdings (Singapore) PTE Ltd., a corporation organized under the laws of Singapore and its wholly-owned subsidiary, ASE Electronics (M) SDN, BHD (Malaysia), Inc., a corporation organized under the laws of Malaysia.

	(2)	J&R Industrial Inc., a corporation organized under the laws of the Republic of China;

	(3)	Grand Innovation Co., Ltd., a corporation organized under the laws of the British Virgin Islands;

	(4)	ASE Japan Co., Ltd., a corporation organized under the laws of Japan; and

	(5)	ASE (U.S.) Inc., a corporation organized under the laws of the State of California, U.S.A.

J.	ASE Global, Inc., a corporation organized under the laws of the Republic of China (in the process of being liquidated).

K.	ASE Electronics Inc., a corporation organized under the laws of the Republic of China.

L.	Advanced Semiconductor Engineering, Inc. has a controlling interest in the following companies:

	(1)	Universal Scientific Industrial Co., Ltd., a corporation organized under the laws of the Republic of China;

	(2)	Hung Ching Development & Construction Co. Ltd., a corporation organized under the laws of the Republic of China;

	(3)	Integrated Programmable Communications, Inc., a corporation organized under the laws of the state of California, U.S.A. (in the process of being dissolved);

	(4)	InProComm, Inc., a corporation organized under the law of the Republic of China (in the process of being liquidated); and

	(5)	Hung Ching Kwan Co., a corporation organized under the laws of the Republic of China.